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                                                            EXHIBIT 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HAROLD A. WAGNER, JAMES H. AGGER, or ARNOLD H. Kaplan, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign Form S-8 Registration Statements and amendments thereto pertaining to interests in and/or Common Stock issued under the Stock Option Plan for Directors, the Deferred Compensation Plan for Directors, or any other plan, program, or award ("Plans") of Air Products and Chemicals, Inc. which involves Common Stock, which may be required in connection with (i) the registration of interests in and/or Common Stock for issuance under such Plans as may be necessary from time to time in accordance with the provisions of such Plans, (ii) amendments to said Plans heretofore or hereafter approved by the Board or appropriate committee of the Board or (iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                             TITLE                             DATE
/s/ Harold A. Wagner      Director, Chairman of the Board, Chief         December 12, 1996
-----------------------   Executive Officer and Employee Benefit Plans
    Harold A. Wagner      Committee Member
                          (Principal Executive Officer)

/s/ Dexter F. Baker       Director                                       December 12, 1996
-----------------------
    Dexter F. Baker

                          Director                                       December 12, 1996
-----------------------
    Tom H. Barrett

/s/ L. Paul Bremer III    Director                                       December 12, 1996
-----------------------
    L. Paul Bremer, III



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

/s/ Robert Cizik          Director                                       December 12, 1996
-----------------------
    Robert Cizik

/s/ Ruth M. Davis         Director                                       December 12, 1996
-----------------------
    Ruth M. Davis

/s/ Joseph J. Kaminski    Director                                       December 12, 1996
-----------------------
    Joseph J. Kaminski

/s/ Terry R. Lautenbach   Director                                       December 12, 1996
-----------------------
    Terry R. Lautenbach

                          Director                                       December 12, 1996
-----------------------
    Ruud F. M. Lubbers

                          Director                                       December 12, 1996
-----------------------
    Judith Rodin

/s/ Takeo Shiina          Director                                       December 12, 1996
-----------------------
    Takeo Shiina

/s/ Lawrason D. Thomas    Director                                       December 12, 1996
-----------------------
    Lawrason D. Thomas




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